Exhibit 99.1

B ui l ding the s o ft w a r e i n f r astructu r e t o p o w er t omor r o w ’ s c ompu t e r s

HORIZON QUANTUM | 2

CAUTIONARY NOTES

Disclaimer

This presentation (together with oral statements made in connection herewith, this "Presentation") is for informational purposes only. This Presentation has been prepared to assist interested parties in making their own evaluation with respect to an investment in connection with a potential business combination between dMY Squared Technology Group, Inc ("dMY"), Rose Holdco Pte. Ltd. ("Holdco"), and Horizon Quantum Computing Pte. Ltd ("Horizon") (the "Business Combination") and the related transactions, including a potential investment in the post-closing combined company (the "Proposed PIPE Investment" and, together with the Business Combination, the "Proposed Transactions"), and for no other purpose.

The proposed terms of the Proposed PIPE Investment reflected in the Presentation are indicative, non-binding, and proposed by dMY, Horizon and Holdco. Any and all terms remain subject to further discussion, negotiation, and change.

Past performance by dMY, Horizon or Holdco management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of dMY, Horizon or Holdco management teams or businesses associated with them as indicative of future performance of an investment or the returns that dMY, Horizon or Holdco will, or are likely to, generate going forward.

No Offer or Solicitation

This Presentation does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Proposed Transactions. This Presentation also does not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Neither the U.S. Securities and Exchange Commission (the "SEC") nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the securities or of the Proposed Transactions contemplated hereby or determined that this Presentation is truthful or complete. Any representation to the contrary is a criminal offense.

No Representation or Warranty

No representations or warranties, express or implied are given in, or in respect of, this Presentation or with respect to the accuracy, completeness or reliability of the information contained in this Presentation. Any information on past performance contained in this Presentation is not an indication as to future performance. To the fullest extent permitted by law, in no circumstances will dMY, Horizon, Holdco, the Placement Agent (as defined below) or any of their respective subsidiaries, security holders, affiliates, representatives, partners, directors, officers, employees, advisers, or agents be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of dMY, Horizon, Holdco or the Proposed Transactions.

dMY has retained Needham & Company, LLC as placement agent (together with its respective affiliates, partners, directors, agents, employees, representatives and controlling persons, the "Placement Agent"). The Placement Agent is acting solely as placement agent (and, for the avoidance of doubt, not as underwriter, initial purchaser, dealer or any other principal capacity) for dMY in connection with the Proposed PIPE Investment. The analyses contained herein have been prepared or adopted by Horizon, obtained from public sources or are based upon estimates, and involve numerous and significant subjective determinations, and there is no assurance that such estimates will be realized. The Placement Agent has not independently verified any of the information or analyses contained herein or any other information that has been or will be provided to you, and does not take responsibility for the analyses contained herein, or the basis on which they were prepared. The Placement Agent does not make any representation or warranty, express or implied, as to the accuracy or completeness of this Presentation or any other information (whether written or oral) that has been or will be provided to you. Nothing contained herein or in any other oral or written information provided to you is, nor shall be relied upon as, a promise or representation of any kind by the Placement Agent, whether as to the past, the present or the future. Without limitation of the foregoing, the Placement Agent expressly disclaims any representation regarding future operating results or any other forward-looking statement contained herein or that otherwise has been or will be provided to you. The Placement Agent shall not be liable to you or any prospective investor or any other person for any information contained herein that otherwise has been or will be provided to you, or any action heretofore or hereafter taken or omitted to be taken, in connection with the Proposed Transactions.

HORIZON QUANTUM | 3

CAUTIONARY NOTES (CONTINUED)

Viewers of this Presentation should each make their own evaluation of dMY, Horizon and Holdco and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

Cautionary Note Regarding Forward-Looking Statements

This Presentation includes "forward-looking statements" with respect to dMY, Horizon and Holdco. The expectations, estimates, and projections of the businesses of Horizon and dMY may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "anticipate," "intend," "may," "will," "could," "should," "potential," and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the Proposed Transactions, the satisfaction of the closing conditions to the Proposed Transactions, and the timing of the completion of the Proposed Transactions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and are subject to, without limitation, (i) known and unknown risks, including the risks and uncertainties indicated from time to time in dMY's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 3, 2025 (the "dMY Annual Report"), its Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 27, 2025 (the "dMY Quarterly Report") or its registration statement on Form F-4 relating to the Business Combination and certain other matters (the "Registration Statement"), including those under "Risk Factors" therein, and other documents filed or to be filed with the SEC by dMY, Holdco or Horizon; (ii) uncertainties; (iii) assumptions; and (iv) other factors beyond dMY's, Holdco's, or Horizon's control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. They are neither statements of historical fact nor promises or guarantees of future performance. Therefore, actual results may differ materially and adversely from those expressed or implied in any forward-looking statements and dMY, Holdco, and Horizon therefore caution against placing undue reliance on any of these forward-looking statements.

Many of these factors are outside of the control of dMY, Horizon and Holdco and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination the Business Combination Agreement, dated as of September 9, 2025; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Proposed Transactions; (3) the inability to complete the Proposed Transactions, including due to the failure to obtain approval of the shareholders of Horizon and dMY or other conditions to closing the Business Combination; (4) changes to the structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) Horizon's ability to scale and grow its business, and the advantages and expected growth of Horizon; (6) the cash position of Horizon following closing of the Proposed Transactions; (7) the inability to obtain or maintain the listing of Holdco's securities on a stock exchange following the Business Combination; (8) the risk that the announcement and pendency of the Business Combination disrupts Horizon's current plans and operations; (9) the ability to recognize the anticipated benefits of the Proposed Transactions, which may be affected by, among other things, competition, the ability of Holdco to grow and manage growth profitably and source and retain its key employees; (10) costs related to the Proposed Transactions; (11) changes in applicable laws and regulations or political and economic developments; (12) the possibility that Horizon may be adversely affected by other economic, business and/or competitive factors; (13) Horizon's estimates of expenses and profitability; (14) the amount of redemptions by dMY's public shareholders; and (15) other risks and uncertainties included in the "Risk Factors" sections of the dMY Annual Report, dMY Quarterly Report, and the Registration Statement and other documents filed or to be filed with the SEC by Horizon, Holdco and dMY. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Horizon, Holdco and dMY do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

Additional Information about the Proposed Transactions and Where to Find it

In connection with the Proposed Transactions, dMY, Holdco and Horizon will prepare, and Holdco and Horizon will file the Registration Statement with the SEC, which will include a preliminary proxy statement of dMY and a preliminary prospectus of Holdco with respect to the securities to be offered in the Proposed Transactions. After the Registration Statement is declared effective, dMY will mail a definitive proxy statement/prospectus to its shareholders as of a record date to be established for voting on the Business Combination. The Registration Statement, including the proxy statement/prospectus contained therein, will contain important information about the Proposed Transactions and the other matters to be voted upon by dMY's shareholders. This Presentation does not contain all the information that should be considered

HORIZON QUANTUM | 4

CAUTIONARY NOTES (CONTINUED)

concerning the Proposed Transactions and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. dMY, Horizon and Holdco may also file other documents with the SEC regarding the Proposed Transactions. dMY's shareholders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the amendments thereto and the definitive proxy statement/ prospectus and other documents filed in connection with the Proposed Transactions, as these materials will contain important information about dMY, Horizon, Holdco, and the Proposed Transactions. The documents filed by dMY, Horizon, and Holdco with the SEC also may be obtained free of charge upon written request to dMY at dMY Squared Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144.

Participants in the Solicitation

Horizon, Holdco and dMY and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of dMY's shareholders in connection with the Proposed Transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of dMY's directors and officers in the dMY Annual Report or the dMY Quarterly Report. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to dMY's shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus for the Business Combination when available. Information concerning the interests of Horizon's, Holdco's and dMY's participants in the solicitation, which may, in some cases, be different than those of their respective equityholders generally, will be set forth in the proxy statement/prospectus relating to the Business Combination when it becomes available.

Trademarks

This Presentation contains trademarks, service marks, trade names, and copyrights of dMY, Horizon, Holdco and other companies, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade name or products in this Presentation is not intended to, and does not imply, a relationship with dMY, Horizon or Holdco, or an endorsement or sponsorship by or of dMY, Horizon or Holdco. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the TM or SM symbols, but such references are not intended to indicate, in any way, that dMY, Horizon or Holdco will not assert, to the fullest extent permitted under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Industry and Market Data

This Presentation has been prepared by dMY, Horizon and Holdco and includes market data and other statistical information from third-party industry publications and sources as well as from research reports prepared for other purposes. Although dMY, Horizon and Holdco believe these third-party sources are reliable as of their respective dates, none of dMY, Horizon, Holdco, or any of their respective affiliates has independently verified the accuracy or completeness of this information and cannot assure you of (and make no representation or warranty, express or implied with respect to) the accuracy or completeness of such data or statistical information. Some data are also based on dMY's good faith estimates, which are derived from both internal sources and the third-party sources described herein. None of dMY, Horizon, Holdco, their respective affiliates, or their respective directors, officers, employees, members, partners, shareholders or agents make any representation or warranty with respect to the accuracy of such information.

No Financial, Legal, or Tax Advice

Nothing herein should be construed as legal, financial, tax or other advice. You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. Nothing contained herein shall be deemed a recommendation to any party to enter into any transaction or take any course of action.

Financial Information; Non-IFRS Measures

Neither the independent auditor of dMY, Horizon or Holdco has examined or compiled the financial information and data contained this Presentation; accordingly, no such independent auditor provides any assurance with respect to any financial information included herein. Such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by dMY, Horizon or Holdco, or any other report or document to be filed following completion of the Proposed Transactions, with the SEC.

HORIZON QUANTUM | 5

dMY Management Team

DECADES OF EXPERIENCE CREATING SHAREHOLDER VALUE



Harry You

Chairman, dMY Technology Group
Member of Executive Committee, Broadcom

- Former Lead Independent Director, IonQ
- Former EVP, Office of Chairman, EMC
- Former President, CFO, Co-Founder, GTY
- Former CEO, Bearing Point, KPMG Consulting
- Former CFO, Oracle
- Former CFO, Accenture

EMC² accenture BearingPoint BROADCOM coupang KORN FERRY
Morgan Stanley IONQ HARVARD UNIVERSITY Wharton UNIVERSITY of PENNSYLVANIA ORACLE Yale

Deep Transactional Experience

- **Spearheaded** numerous **M&A transactions** as executive
- Played a **key role** in structuring Dell's **$67B buyout** of EMC as EMC's executive vice president
- **Significant** shareholder **value creation** at EMC, Oracle, Accenture, Korn Ferry and Broadcom
- Broadcom's **$92B acquisition** of VMWare
- Experienced SPAC sponsor, having launched **nine SPACs**, including the successful de-SPAC of **IonQ**
- Raised **hundreds of billions** in total capital
- Institutional Investor, #1-ranked CFO in Computer Services & IT Consulting in 2004
- Former Managing Director, Morgan Stanley Investment Banking

HORIZON QUANTUM | 6

Transaction overview

Valuation

- Horizon Quantum valued at $500M pre-money equity value
- Valuation to increase dollar-for-dollar by the amount of any financing raised prior to close ($4M SAFE financing raised)[1]
- Average pure-play public quantum computing market cap = ~$16B[2]

Transaction highlights

- Existing Horizon Quantum shareholders will roll 100% of their holdings and retain ~84% ownership at close[5]
- Targeting up to $50M of equity financing from strategic and financial investors
- All Horizon Quantum shareholders and DMYY sponsor subject to two-year lock-up
- Minimal dilution from DMYY sponsor
- Transaction expected to close by Q1 2026

Note: $USD and shares outstanding in millions, except per share prices.

[1] $3 million closed and $1 million under binding subscription agreement as of October 13, 2025.

[2] Average market capitalization of IONQ, RGTI, QBTS and QUBT as of October 13, 2025.

Pro forma valuation at close		
Trust value per share[3]	$	11.53
Pro forma shares outstanding[4 5 6]		52.0
Pro forma market capitalisation	$	599.2
Less: pro forma net cash[7]		(58.2)
Pro forma enterprise value	$	541.0

Sources		
DMYY cash in trust[3 5]	$	27.0
Estimated equity financing		50.0
Horizon Quantum existing cash[7]		1.2
Horizon Quantum rollover equity		504.0
DMYY sponsor rollover equity		18.2
Total sources	$	600.4

Uses		
Cash to balance sheet	$	58.2
Estimated transaction expenses		20.0
Horizon Quantum rollover equity		504.0
DMYY sponsor rollover equity		18.2
Total uses	$	600.4

Pro forma illustrative ownership breakdown[4 8]

Horizon Quantum
Shares **43.7**
% Owned **84.1%**

DMYY Sponsor
Shares **1.6**
% Owned **3.0%**

DMYY Public[5]
Shares **2.3**
% Owned **4.5%**

Est. Equity Financing[6]
Shares **4.3**
% Owned **8.3%**



[3] Total cash in trust and per share value as of August 31, 2025.

[4] Excludes public and private placement warrants.

[5] Assumes 0% redemptions.

[6] All shares issued and valued at the trust value per share.

[7] Includes Horizon Quantum's existing cash of $1.2M and debt of $0 as of August 31, 2025.

[8] Ownership interest calculated as a percentage of pro forma total shares outstanding. Holdco will have a dual class share structure, with Class A ordinary shares having one vote per share and Class B ordinary shares having three votes per share. Horizon founder will be the sole initial holder of Class B ordinary shares.

HORIZON QUANTUM | 7

> Our mission is to unlock broad quantum advantage by building software infrastructure that empowers developers to use quantum computing to solve the world's toughest computational problems.

HORIZON QUANTUM | 8

First-mover advantage in quantum software infrastructure

- We believe that **software will drive commercial adoption** of quantum hardware
- **Hardware-agnostic approach** anticipated to give users the flexibility to leverage the best quantum systems for *their solutions* **regardless of underlying modality or vendor**
- Anticipated to be **the only public software infrastructure pure-play in quantum computing** with capital efficient model
- **World-class, deep-science team** focused on quantum software
- Product & GTM roadmap designed to deliver **commercial demand**
- **Compelling market opportunity** to deliver the software infrastructure for quantum computers

N o c ompu t er is effecti v e without s o ft w a r e...   ... and classical c ode does n ’ t run on qua n tum machines. H o r i z o n Q ua nt u m 9

HORIZON QUANTUM | 10

The **platform layer** unlocks the value of every new computing technology

Horizon Quantum is building the software infrastructure to set the standard for developing, deploying and executing quantum software, regardless of which hardware prevails[1]



Windows
PC
iOS / Android
Mobile
AWS
Web
Nvidia Cuda
GPU / AI
VMware
Virtualisation
Triple Alpha
Quantum
Application
Platform
Hardware
iOS
aws
vmware
$23B[2]
2024 revenue
$201B[3] / $40B[4]
2024 revenue
$108B[5]
2024 revenue
$116B[6]
2024 revenue
$21B[7]
2024 revenue

[1] Revenues included for illustrative purposes to highlight the historic value of platform development. These values are not included for comparative purposes or suggestive of future revenues.

[2] As reported on Microsoft Corporation's Annual Report on Form 10-K, filed for the Fiscal Year ended June 30, 2025.

[3] As reported on Apple Inc.'s Annual Report on Form 10-K, filed for the Fiscal Year ended September 28, 2024.

[4] As reported on Alphabet Inc.'s Annual Report on Form 10-K, filed for the Fiscal Year ended December 31, 2024, and included within division Google Subscriptions, Platforms and Devices.

[5] As reported on Amazon.com, Inc.'s Annual Report on Form 10-K, filed for the Fiscal Year ended December 31, 2024.

[6] As reported on Nvidia Corporation's Annual Report on Form 10-K, filed for the Fiscal Year ended January 26, 2025, and included in the Data Center revenue segment.

[7] As reported on Broadcom Inc.'s Annual Report on Form 10-K for the Fiscal Year ended November 3, 2024, included within division Infrastructure Software.

HORIZON QUANTUM | 11

At the heart of quantum computing

WE SEEK TO BRIDGE THE GAP BETWEEN TODAY'S HARDWARE AND TOMORROW'S APPLICATIONS

By connecting developers, end users, and hardware providers, we believe our quantum software infrastructure is positioned to unlock the potential of quantum computing to solve-real world problems.


DEVELOPER
ALGORITHM SYNTHESIS
LANGUAGES
COMPILERS
DEPLOYMENT INFRA
APP BACKEND API
APPLICATION
QUEUE
RUNTIME
CONTROL SYSTEMS
CURRENT CAPABILITIES
ROADMAP
END USER
HARDWARE PROVIDER

HORIZON QUANTUM | 12

Today, developers face major barriers to harness quantum computing **just like in the early days of classical computing**



01

Creating quantum algorithms is difficult, non-intuitive and inaccessible to all but a few hundred specialists



02

Hardware is diverse and imperfect, rendering programs non-portable and unreliable



03

Programming languages lack abstraction, requiring programs to be written logic gate by logic gate

Hardware is only half the picture – **software is needed to drive quantum advantage.**

Wh a t if p r og r amming   a qua n tum c ompu t e r   w as as simp l e as writing  a Python scri p t? H o r i z o n Q ua nt u m 1 3

HORIZON QUANTUM | 14

We are developing technology to bridge from **classical to quantum**

We are executing an ambitious plan to enable software developers to access the power of quantum computing by developing tools to automatically accelerate classical software using quantum processing.


Roadmap with existing IP
Classical Program
Restructuring & Classification
Algorithm Construction


He
He
H
High-Level Quantum Program
Compilation to IR with Control Flow
Program Optimization
Hardware Mapping
Packaging for Execution
Deployment as an API

Currently available in **Triple Alpha**

HORIZON QUANTUM | 15

We are already enabling developers to **code, compile and deploy** sophisticated applications with Triple Alpha

Triple Alpha is currently in early access with select hardware and software partners triple alpha



DEPLOYMENT SETTINGS
Online
API Name
quantum-teleportation
Max. shots per call
1000
Outputs (2)
Select processors
IBM Kyoto Processor 127
IBM Osaka Processor 127
IBM Sherbrooke Processor 127
IonQ Aria 1 Processor 25
IonQ Harmony Processor 11
Rigetti Ankaa_2 Processor 83
Rigetti Ankaa_9Q_1 Processor 9
AWS TN1 Simulator 50
AWS SV1 Simulator 34
CANCEL
SAVE SETTINGS
COMPILE & DEPLOY
Harmony
11 Qubits
Mean
Mean fidelity
T1 1e+7 μs Single-qubit gates 99.65%
T2 2e+5 μs Two-qubit gates 96.67%
triple alpha Early access
File
Edit
Tools
Help
Grover's algorithm 12
main.qhe
Helium
main.qhe
constants.qh
oracle.c
oracle.c2q
Hydrogen
Hardware
Other
standard_gate_set.qis
Function handles
Copyright 2023
Grover's algor
include constant
include oracle.c
Some global va
Prepare initia
increment qubit_
next
Prepare first
qubit -> ancilla
x[ancilla]
h[ancilla]
This loop executes the Grover iterate
increment round_idx to num_grover_rounds

HORIZON QUANTUM | 16


General Compute
Flexibility
triple alpha
Control systems
Pulse sequences
System specific
Portability
System agnostic
Gate level code
Model-based synthesis
Libraries
Specific Functions

Source: Functionality analysis diagram prepared by Horizon Quantum management for illustrative purposes.

Triple Alpha makes serious quantum software development possible

Existing approaches to programming quantum computers usually navigate a trade-off between flexibility and portability. Triple Alpha avoids this trade-off entirely, offering a high level of control while remaining hardware agnostic.

Control systems

QUA (Quantum Machines), **LabOne Q** (Zurich Instruments)

Pulse sequences

OpenPulse (IBM), **Quil-t** (Rigetti)

Gate level code

Qiskit (IBM), **PyQuil** (Rigetti), **Circ** (Google)

Model-based synthesis

Quantum Algorithm Design Platform (Classiq)

Libraries

OpenFermion, **TensorFlow Quantum** (Google), **PennyLane** (Xanadu)

HORIZON QUANTUM | 17

Our runtime environment is emerging as a true quantum operating system kernel

Triple Alpha overcomes limitations of hardware backends in software, seamlessly stitching together multiple hardware calls to enable enhanced functionality, allowing developers to do much more with existing hardware systems. With capabilities like dynamic memory allocation and network I/O, we believe Triple Alpha is laying the foundation for the first true quantum OS kernel.

CURRENT CAPABILITIES	IBM	Rigetti	IonQ	IQM	OQC	with Triple Alpha
Mid-circuit measurement	✓	✓	✗	✓	✗	✓
Control flow (if/else, while loops)	⚠	✓	✗	⚠	✗	✓
Concurrent classical functions	✗	✗	✗	✗	✗	✓
Dynamic memory allocation	✗	✗	✗	✗	✗	✓
Network I/O mid computation	✗	✗	✗	✗	✗	✓

Source: Current capabilities table prepared by Horizon Quantum management for illustrative purposes.

HORIZON QUANTUM | 18

Our tools are designed to set a new standard for **quantum software infrastructure**

Development Infrastructure

Triple Alpha allows developers to create programs using high-level programming languages and compile them to optimised system-specific code.

- High level programming ✓
- Optimising complier ✓
- Portable low level intermediate representation (IR) ✓
- Instruction set translation ✓
- Program optimisation engine ✓
- Scheduling of pulse level operations ✓
- Generation of system specific code ✓
- Resource planning / estimation ✓

Deployment Infrastructure

Our deployment infrastructure allows programs to be deployed as APIs for easy integration between quantum program and user-facing interface.

- Deployment of programs as APIs ✓
- Easy integration with front-end technologies ✓
- Authentication ✓
- Session management for deployed programs ✓
- Program execution management ✓
- Status monitoring ✓
- Usage monitoring ✓

Execution Infrastructure

Our execution stack enables programs to be run on a wide variety of quantum computers and simulators, using advanced techniques to extend system capabilities.

- Control systems abstraction ✓
- Full control flow support ✓
- Full mid-computation measurement support ✓
- Full mid-computation classical function support ✓
- Full mid-computation I/O support ✓
- Control system logic ✓
- Dynamic memory management ✓
- Execution on hardware systems ✓

HORIZON QUANTUM | 19

We take hardware integration seriously **by operating our own quantum computers**

Horizon Quantum expects to become one of the very first software companies to operate its own quantum computers. We have established an on-site testbed, with capacity for multiple quantum computers and are in the process of assembling the first system. We view tight integration between hardware and software as critical to realizing the full potential of quantum computing.


Control Systems
Dilution Refrigerator
Quantum Processor
Triple Alpha - Backend
Triple Alpha - IDE

HORIZON QUANTUM | 20

Our strategy positions us to grow as quantum computing scales



Hardware Partners

QPU
Control Systems



Software Partners

Quantum software
Developers



Academia and Alternative Partners

Research Groups
Cloud Providers

Inbound access requests received from :

35+
Major Corporations

75+ / 8
Universities / Times Higher Education Top 20

10+
National labs, government agencies and research institutes.

10+
Quantum software companies

HORIZON QUANTUM | 21

Our approach with partners is designed to enable our tools to become **the default software infrastructure for hardware vendors**

Our approach with partners provides a pathway for manufacturers to **increasingly integrate their hardware with Triple Alpha.** This enables us to offer hardware from a manufacturer to our users at an early stage of engagement and potentially provides a path for Triple Alpha to become **the default software stack for their customers**.

INCREASING SOFTWARE / HARDWARE INTEGRATION MODEL

- Triple Alpha becomes the default software layer on the hardware platform
- Hardware manufacturer makes Triple Alpha available to its customers
- Horizon Quantum works with hardware vendor to solve QAI challenges the manufacturer faces
- Hardware becomes available to Horizon Quantum's external collaborators using Triple Alpha
- Hardware becomes available to Horizon Quantum for internal use within Triple Alpha

HORIZON QUANTUM | 22


0
1
1
0

Applications run through our infrastructure.

This is expected to enable usage-based pricing that aligns with **value creation for developers**.

HORIZON QUANTUM | 23

We've assembled a world-class, deep-science team to **close the gap between quantum hardware and practical application**



Dr Joe Fitzsimons

Chief Executive Officer

Invented blind quantum computing

Over 20 years experience in quantum computing, with key contributions to system architectures, computational complexity theory and applications of quantum computing.

Dr Si-Hui Tan

Chief Science Officer

Pioneered applications of quantum illumination

20 years experience in quantum information science, contributing to optical quantum information processing, quantum networking and secure quantum computing.

HORIZON QUANTUM | 24

A team with **experience across technology organisations**, both big and small



Greg Gould
Chief Financial Officer

Greg brings 35+ years of experience in finance & tech company leadership, including as MD at Goldman Sachs and a strategic CFO at InsurTech company, Groundspeed Analytics.

Goldman Sachs



Eoin Scanlon
VP of Operations

A retired Irish Army Lieutenant Colonel, Eoin brings leadership experience in ICT and cybersecurity in high-stakes settings.



Dr Raymond Lloyd
VP of Engineering

Ray brings over 30 years experience in technical leadership at companies including IBM Research and Eiratech Robotics.

IBM



Amanda Chew
VP of Product

Amanda brings significant developer tools experience, including at Microsoft, where she was a senior program manager for Visual Studio App Center.

Microsoft



Philip Tan
VP of Commercial Operations

Following on from leadership roles at IBM, Lenovo and Marvell, Philip started operations for Graphcore and Hugging Face in Asia.

Hugging Face GRAPHCORE Lenovo



Sumanth Puttur
VP of People

Sumanth brings 20+ years in Tech, HR & Ops, previously leading APAC Talent Intelligence and Talent Acquisition teams at Google.

Google

HORIZON QUANTUM | 25

Company history & investment

We have successfully seeded and grown multiple departments with intentional strategy of hiring leaders and then building out their teams.

- Science
- Product
- Design
- Marcomms
- Human Resources
- Finance
- Business Operations
- Software Engineering
- Commercial Operations
- Control Systems and Hardware
- Information Technology Engineering


60
40
20
0
Headcount
42
Sept. 29th, 2025
2020
2021
2022
2023
2024
2025

Founded in Singapore in
2018

Total investment to date
$25M

HORIZON QUANTUM | 26

Quantum computing has reached an inflection point

PRACTICAL QUANTUM ADVANTAGE IS EXPECTED IN THE COMING YEARS

Error correction is now a reality

Quantum error correction has **progressed rapidly in the last 18 months**, with full quantum error correction convincingly demonstrated for the first time in late 2024.

Quantum computers are now hard to simulate

Convincing demonstrations have shown that classical computers can no longer easily simulate quantum computers.

Overhead is tumbling

Not long ago, it was thought that 1,000+ physical qubits would be required to produce an error-free logical qubit. Recent progress in error correction codes has reduced this by orders of magnitude.

New qubit platforms are emerging

Quantum computers based on **neutral atoms** are scaling up rapidly, and new qubit architectures exploiting biased noise are showing potential shortcuts to error-free quantum computation.

HORIZON QUANTUM | 27



In past technology cycles, **software has captured more value than hardware**.

Quantum computing may follow this trend.

HORIZON QUANTUM | 28

Commercial applications are likely to emerge soon, **the application infrastructure needs to be ready**

In a 2024 report on the state of quantum computing, most of the quantum computing experts polled anticipated commercial applications to emerge within the next 5 years.

Developers and domain experts need the infrastructure to experiment, test, and build applications before commercial demand takes off.

2024 EXPERTS' ESTIMATES OF LIKELIHOOD OF COMMERCIAL APPLICATIONS FOR EARLY QUANTUM COMPUTERS

Number of experts who indicated a certain likelihood in each indicated timeframe likelihood
< 1%
< 5%
< 30%
~ 50%
> 70%
> 95%
> 99%
15 years
2
2
7
6
5
10 years
1
3
3
7
6
2
5 years
2
2
4
5
6
2
1
3 years
3
7
3
6
2
1
1 year
9
7
4
1
1
timeframe
0
4
8
12
16
20
number of respondents

Source: Global Risk Institute — Quantum Threat Timeline Report 2024

HORIZON QUANTUM | 29

Historical Financials

Consolidated statements of operations

December 31,	2024 (US$)	2024 (S$)	2023 (S$)
Revenue	263,505	360,000	50,000
Operating expenses			
Research and development	2,531,268	3,458,218	2,239,460
Selling and marketing	722,124	986,566	732,804
General and administrative	2,130,999	2,911,370	1,821,990
Depreciation and amortisation	626,006	855,249	264,414
Total operating expenses	6,010,397	8,211,403	5,058,668
Income (loss) from operations	**(5,746,892)**	**(7,851,403)**	**(5,008,668)**
Other income and (expense)			
Interest expense	(36,200)	(49,457)	(2,339)
Other income	90,825	124,085	1,527
Foreign exchange (loss) gain	214,903	293,601	(166,037)
Income tax expense	–	–	–
Net income (loss)	**(5,477,364)**	**(7,483,174)**	**(5,175,517)**
Wtd. Avg. Shares Outstanding (Ord. + Pref.) • Basic and diluted	16,023,350	16,023,350	16,023,350
EPS – Basic & Net (Loss)/Income, Ord. + Pref • Basic and diluted	**(0.34)**	**(0.47)**	**(0.32)**

Consolidated balance sheets

December 31,	2024 (US$)	2024 (S$)	2023 (S$)
Assets			
Cash and cash equivalents	4,848,855	6,624,506	16,512,011
Receivables, net	109,794	150,000	–
Prepaid and other current assets	909,189	1,242,134	521,400
Total current assets	**5,867,838**	**8,016,640**	**17,033,411**
Property and equipment, net	2,210,034	3,019,348	560,254
Construction in process	–	–	254,672
Intangible assets, net	25,145	34,353	39,504
Right-of-use assets	538,038	735,067	23,499
Security deposits	69,606	95,096	44,186
Total assets	**8,710,661**	**11,900,504**	**17,955,626**
Liabilities and stockholders' deficit			
Other payables	514,280	702,609	198,178
Operating lease liabilities	261,024	356,611	27,260
Total current liabilities	**775,304**	**1,059,220**	**225,438**
Operating lease liabilities, non-current	330,855	452,014	–
Total liabilities	**1,105,159**	**1,511,234**	**225,438**
Stockholders' equity			
Total Stockholders' Equity	**7,604,502**	**10,389,270**	**17,730,188**
Total Liabilities and Stockholders' Equity	**8,710,661**	**11,900,504**	**17,955,626**

HORIZON QUANTUM | 30

Transaction Designed to Fund Platform Expansion


60
40
20
0
-20
US$58.2M
(US$7.4M)
2024
(US$12.6M)
Annualized June '25
Illustrative Transaction Funding¹
Cash OPEX and CAPEX
Public company expenses

Annualized $12.6M consists of annualized approximately US$9.1M in cash OPEX and CAPEX as of June 2025, plus estimated incremental public company-related expenses.

[1] Please see slide 6 for transaction financing assumptions.

HORIZON QUANTUM | 31



Capital-efficient **software & SaaS model** in **quantum computing**

Although we depend on quantum advantage being achieved, we enjoy a number of strengths:

- Strong technical team with **proven track record in quantum computing**
- **Compelling technology** to power quantum computing applications
- Software business model with **lower capex requirements** than quantum hardware companies
- Hardware agnostic approach designed to make success **independent of winning hardware technology**
- Anticipated **value-based pricing model**
- Business model **designed to be sticky**

Appendix A: Glossary

This Glossary explains several terms used in the Horizon Quantum Investor Presentation. The Glossary, as prepared by Horizon Quantum management, is not a comprehensive explanatory document. Shareholders and investors should not unduly rely on it to make investment decisions.

HORIZON QUANTUM | 34

GLOSSARY

Algorithm — An algorithm is a finite set of step-by-step instructions for solving a type of problem or carrying out a computation. Algorithms are a cornerstone of computer science and form the building blocks of computer programs. They are used for calculation, data processing, and automation, and they range from simple procedures (such as sorting) to advanced methods (such as combinatorial optimization).

Algorithm construction — The process of designing and specifying algorithms to solve problems or perform computations. For conventional computing, this involves creating algorithms that run on classical hardware, following deterministic, step-by-step logic. For quantum computing, algorithm construction requires exploiting quantum effects—such as interference, superposition, and entanglement—to design methods that can sometimes solve problems more efficiently than classical algorithms.

API (Application programming interface): An API is a standard way for different software systems to talk to each other. It lets one program use the functions or data of another without needing to know how that other program is built. APIs make it easier for developers to connect tools, build new applications, and share data across software systems.

Compiler — A compiler is a software tool that translates code written in a high-level programming language into a form that computer's hardware can execute. A compiler may translate step by step from one abstraction level to the next, or all the way down to native instructions for the hardware. Compilation happens before the program runs, allowing developers to code in languages that are easier to read and write while still producing instructions the machine can understand.

Circuit (quantum circuit) — In quantum computing, a circuit is a sequence of operations, consisting of quantum gates and measurements, carried out on qubits within a quantum processing unit (QPU). Much like logic circuits express computations in classical computers, a quantum circuit is the basic way of expressing a computation on a quantum computer. By arranging operations in different sequences, quantum circuits implement algorithms, and the interplay of gates within them gives rise to quantum interference, enabling quantum computers to perform computations that a classical computer cannot. Circuits are limited, however, in that they cannot implement control flow or determine which operation to perform dynamically.

HORIZON QUANTUM | 35

GLOSSARY (CONTINUED)

Concurrent classical functions — In quantum computing, concurrent classical functions are classical computations that run at the same time as a quantum circuit, rather than only before or after it. Traditionally, quantum programs are structured as static circuits: the circuit is designed in advance, executed on the quantum processor, and then the results are processed classically. Concurrent classical functions allow classical and quantum steps to be interwoven more tightly. For example, a classical function may process a mid-circuit measurement result and immediately decide which gate to apply next, or update parameters on the fly to steer the quantum computation dynamically. This concurrent execution is powerful because it allows feedback loops between classical and quantum processes, making quantum algorithms more flexible and efficient. It is also a necessary ingredient for important functionality such as error correction.

Control flow (if/else, while loops) — In classical computing, control flow is the order in which individual instructions in a program are executed. Instead of always running commands in a straight line from top to bottom, programs can make decisions or repeat steps based on conditions. For example, an if/else statement allows a program to take different paths depending on whether a condition is true or false. A while loop makes the program repeat a block of instructions until a condition is no longer met. These control flow structures make it possible to write programs that adapt to different inputs and situations.

In quantum computing, control flow is much more challenging. Traditional quantum programming frameworks have typically been confined to static circuits, where all the operations are fixed in advance. This limits the range of programs expressible in those frameworks.

Control systems — A quantum control system is the combination of hardware and software used to manipulate and measure qubits in a quantum computer or experiment. It relies on classical electronics to generate highly precise signals that drive qubit operations and to process measurement feedback in real time. These systems enable complex tasks such as characterization of the physical properties of the underlying processors, calibration of specific gate operations, error correction protocols, and gate sequences, while also suppressing noise and maintaining the stability of sensitive quantum hardware. Quantum control systems are typically tailored to the underlying qubit technology—for example, superconducting qubits, trapped ions, or photons each require different types of control signals and electronics.

HORIZON QUANTUM | 36

GLOSSARY (CONTINUED)

Dynamic memory allocation — In classical computing, dynamic memory allocation is the process of assigning memory to a program while it is running, rather than fixing the memory size in advance. Instead of the programmer deciding ahead of time how much memory is needed, the program can request and release memory as it runs. For example, with static allocation, if a programmer declares a data structure with a fixed length in C, its size is set at compile time. If the programmer doesn't know how big the data structure needs to be until the program is running, they can use dynamic allocation to get exactly as much memory as is needed.

Dynamic memory allocation is important because it makes programs more flexible, efficient and scalable. It allows them to handle data whose size is not known until runtime, reuse memory by freeing it when it is no longer needed, and adapt to the amount of memory available on a machine. Without it, programmers would have to guess memory needs in advance, which could waste memory if they overestimate or cause the program to fail if they underestimate.

While this type of memory management is standard in classical computing, it remains rare in quantum systems. Traditional quantum circuits pre-label and allocate qubits before execution begins, and most programming frameworks are designed around this static model. However, programs that use control flow may require qubits to be allocated and released on the fly.

Errors (quantum) — Errors in quantum computing arise from the inherent fragility and sensitivity of quantum states to environmental noise, which can cause unintended changes to the state of qubits or the outcome of operations. Errors include bit-flip errors (where a qubit's state changes from 0 to 1 or vice versa) and phase-flip errors (where the relative phase of a superposition is altered), as well as combinations of both. Errors can result from a variety of sources, including gate errors (incorrect operations applied to qubits), measurement errors (mistakes during the readout process), crosstalk (unwanted interactions between nearby qubits), noise (external interference such as electromagnetic signals), and decoherence (the loss of a qubit's quantum state through interactions with its environment). Because qubits are so vulnerable to these effects, errors occur more frequently in quantum systems than in classical computers, making error correction a central challenge for practical quantum computing.

HORIZON QUANTUM | 37

GLOSSARY (CONTINUED)

Error correction — Quantum error correction is a method used to protect quantum information from errors caused by environmental disturbances, hardware imperfections, or unwanted interactions that can cause qubits to change state. Unlike classical error correction, which can rely on duplicating information, quantum error correction must use more sophisticated techniques because quantum information cannot be copied. It is essential for building fault-tolerant quantum computers capable of carrying out long and reliable computations.

Error correction overhead — Error correction overhead refers to the additional resources required to protect information from errors and preserve data integrity. In conventional computing, this takes the form of extra bits added to the original data, which allow errors to be detected and corrected but reduce the efficiency of storage or transmission. In quantum computing, it appears as the large number of physical qubits and operations needed to encode and stabilize a single logical qubit, ensuring the quantum information remains intact in the face of noise or interference. In both cases, stronger protection against errors requires greater overhead, while less overhead means weaker protection.

Gate (classical gate/logic gate) — A logic gate is a basic building block of classical circuits. It takes one or more binary inputs (0 or 1) and produces a single binary output according to a logical rule. For instance, an AND gate outputs 1 only if all inputs are 1. By combining many logic gates, classical circuits can perform complex computations.

Gate (quantum) — A quantum gate is the basic building block of quantum circuits. It changes the state of one or more qubits by applying a reversible mathematical transformation called a unitary operation. Because they are reversible, unitary operations preserve the total probability of all possible outcomes, ensuring that a quantum gate never loses information—unlike many classical logic gates, which discard information. For example, with an AND gate the inputs (binary information of two bits) cannot always be recovered from the output (one bit). The reversible aspect of quantum gates means that when operations are performed on qubits, whether in simple gates or full algorithms, the process can always be reversed, allowing the system to return to an earlier qubit state. Because quantum gates exploit quantum effects such as superposition and entanglement, when combined in circuits, they can perform complex computations beyond the limits of conventional computers.

HORIZON QUANTUM | 38

GLOSSARY (CONTINUED)

Gate-level code — In quantum computing, gate-level code refers to programs written directly in terms of the quantum gates that act on qubits. At this level, the programmer specifies the exact sequence of gate operations—such as Hadamard or CNOT—that make up a quantum circuit. Gate-level code is analogous to assembly language in classical computing: it provides fine-grained control over the hardware but can be difficult to write and maintain for larger algorithms. It requires a specialized skillset in quantum computing, including understanding how gates manipulate qubits and how circuits are constructed.

Hardware Modality — A hardware modality is the physical approach used to build and operate qubits in a quantum computer. Each modality has distinct advantages and challenges. The choice of modality affects factors such as qubit stability, error rates, scalability, and operating conditions, as well as the design and performance of a quantum system. No single modality has yet proven dominant, and multiple approaches are being actively explored in research and industry. Many researchers believe that different modalities may be better suited to different types of problems. Research into the most effective hardware modalities is central to scaling quantum computers and making them practical for real-world applications.

Hardware testbed — In quantum computing, a hardware testbed is an experimental setup where new computing devices and components can be built, tested, and evaluated under real operating conditions. Beyond testing hardware performance, a testbed also provides a platform for integrating hardware with software, allowing researchers to develop, refine, and validate software in a realistic environment. This tight coupling of hardware and software enables more effective testing, faster iteration, and deeper insights into how the two interact.

Integrated Development Environment (IDE) — An integrated development environment is a software suite that provides programmers with the tools they need to write and compile code efficiently. An IDE typically combines features such as a code editor, a compiler, a debugger and project management support into a single application. By bringing these components together, IDEs are designed to maximize developer productivity and streamline the software development process.

HORIZON QUANTUM | 39

GLOSSARY (CONTINUED)

Libraries — In the context of programming quantum computers, a library is a collection of pre-written code that can be called from within a conventional programming language, such as Python. These libraries provide ready-to-use primitives, utilities, and sometimes full algorithms that simplify building quantum workflows. Providing reusable building blocks and standardized interfaces saves users from having to build everything from scratch. While libraries offer convenience and consistency, they can also introduce limitations: they may restrict users to certain programming models, hardware backends, or algorithmic approaches. This makes them easily accessible and well suited for addressing the tasks for which they were designed, but means they are less flexible than custom code.

Logical qubit — A logical qubit is a qubit formed from a group of physical qubits that store an encoding of the information to protect it against errors and enable longer, more reliable computation. Unlike a physical qubit, which refers to the actual hardware, a logical qubit is a higher-level abstraction used in fault-tolerant quantum computing. In classical computers, repetition codes repeat information multiple times to detect and correct errors. Because quantum information cannot be duplicated, a logical qubit distributes the information of a single qubit across multiple physical qubits, allowing errors in individual qubits to be detected and corrected without having to measure and disturb the original qubit's quantum state.

Measurement — In quantum computing, all computations end with measurement, the process of extracting classical information from qubits. Unlike classical bits, which are always 0 or 1, qubits can exist in a superposition—a state where they simultaneously hold probabilities of being both 0 and 1. Measurement collapses this superposition, forcing the qubit into a definite state of either 0 or 1. Measuring one qubit in a system of multiple qubits affects the entire quantum system. Measurement is critical because it returns outputs as usable classical information, which is essential for solving problems. However, the act of measuring can also disturb qubits and introduce errors, making it an inherently imperfect process. Because measurement outcomes are probabilistic, experiments must often be repeated many times to build up reliable statistics. Measurement is also irreversible: once a qubit is measured, its prior superposition is lost.

HORIZON QUANTUM | 40

GLOSSARY (CONTINUED)

Model-based synthesis — In quantum computing, model-based synthesis is a way to generate circuits from a high-level description of an algorithm and explicit design constraints. Instead of assembling fixed gate templates, a developer specifies the algorithm's intent (such as arithmetic or oracle behavior) alongside resource or hardware targets like qubit count, depth limits, gate set, and backend. A synthesis engine then compiles this model into a gate-level circuit that satisfies the stated constraints, potentially producing different circuit structures from the same model as the constraints change.

Noise — In quantum computing, noise refers to unwanted disturbances that affect qubits and the operations performed on them. It can arise from many sources, including environmental factors such as temperature fluctuations or electromagnetic interference, imperfections in the control systems used to operate quantum gates, and unintended interactions between qubits. Because the quantum information stored in qubits is fragile, noise can disrupt their state and corrupt the information. As noise builds up, the likelihood of an algorithm producing the correct result decreases — and if the noise is too high, the quantum computer becomes unusable.

Neutral atoms — Neutral atoms are atoms with no net electric charge, meaning they have an equal number of protons and electrons. In quantum computing, scientists exploit the internal energy levels of neutral atoms to use them as qubits. They trap individual atoms in a vacuum chamber and cool them with lasers to near absolute zero (-273.15°C or 0 Kelvin), reducing their motion. Other lasers, known as optical tweezers, precisely arrange the atoms into specific configurations and can replace misplaced or missing atoms. Optical tweezers also allow scientists to move neutral-atom qubits during computation without disturbing their quantum states. To carry out computation, lasers manipulate the atoms' energy levels in controlled ways that create interactions between neighboring atoms. Scientists then use imaging techniques to measure the neutral-atom qubits.

Neutral atoms offer advantages such as scalability to large numbers of qubits, the ability to hold their quantum state for relatively long periods, flexible qubit interactions, and high gate fidelity. However, neutral atoms pose technically demanding challenges such as requiring highly precise laser cooling, trapping, and manipulation.

HORIZON QUANTUM | 41

GLOSSARY (CONTINUED)

Physical qubit — A physical qubit is the hardware-based implementation of a qubit in a quantum computer. Physical qubits can be realized in many different forms, depending on the hardware modality, such as trapped ions, neutral atoms, or photons. They are the raw qubits built directly from physical systems in materials in contrast to logical qubits, which are error-corrected, conceptual units built from many physical qubits working together. Their states are manipulated using laser pulses, microwave pulses, or other control signals. Because physical qubits are highly susceptible to environmental noise and prone to errors, they are too fragile to perform long or complex computations on their own, which has resulted in significant research into quantum error correction as well as the development of logical qubits.

Pulse control — In quantum computing, pulse control refers to the use of precisely shaped electromagnetic signals—called pulses—to manipulate qubits. These pulses, often in the microwave or laser range depending on the qubit technology, are carefully timed and tuned to implement quantum gates by changing the state of the qubits. Pulse control gives researchers fine-grained access to the hardware, allowing them to optimize performance, correct for imperfections, and explore new gate designs beyond the standard high-level programming abstractions.

Pulse-level programming — In quantum computing, pulse-level programming is the practice of controlling qubits by directly specifying the pulses that drive their operations. Unlike gate-level programming, where programmers work with abstract quantum gates, pulse-level programming exposes the hardware controls themselves. This approach allows researchers to fine-tune qubit behavior, optimize gate performance, and experiment with customized control schemes, but it also requires detailed knowledge of the underlying hardware.

Pulse sequences — In quantum computing, a pulse sequence is an ordered set of control pulses used to manipulate qubits and carry out quantum operations. Instead of describing computation only in terms of abstract quantum gates, a pulse sequence specifies the timing, frequency, and shape of the pulses that directly drive the hardware. This programmable approach gives developers and researchers fine-grained control over the physical behaviour of qubits and other quantum systems, making it possible to design custom gates, compensate for hardware imperfections, and optimise performance for specific algorithms.

HORIZON QUANTUM | 42

GLOSSARY (CONTINUED)

Quantum advantage — In quantum computing, quantum advantage refers broadly to the point at which a quantum computer can solve a problem more efficiently than the best known classical methods running on the best classical hardware. However, the term has no universal definition, and it is not always used consistently.

Most often, quantum advantage refers to the experimental demonstration of a quantum algorithm solving a real-world problem faster than any classical algorithm could. In this sense, it contrasts with quantum supremacy, which is usually defined as a quantum computer solving any problem — even a contrived one with no practical value — that no classical computer can solve in reasonable time. In other words, supremacy is about demonstrating hardness of simulation, while advantage is about solving useful problems. Unlike supremacy, which can be achieved without error correction, demonstrations of quantum advantage are generally expected to rely on quantum error correction to ensure the results are reliable and commercially meaningful

In some contexts, the term covers theoretical speedups not yet demonstrated in practice. In others, it also covers benefits beyond speed alone, such as enhanced precision or more efficient compression of classical data. For industry and business, the most relevant sense of quantum advantage is pragmatic: when a quantum computer solves a problem in significantly less time, energy, or money than classical methods, or enables solutions that would otherwise be out of reach.

Quantum algorithm — A quantum algorithm is a set of step-by-step instructions designed to run on a quantum computer. Using quantum effects such as superposition and entanglement, they can perform certain computations more efficiently than conventional computers, and in some cases solve problems that are otherwise intractable. Quantum algorithms are expressed as a combination of quantum gates, control flow and classical computation. Designing them requires specialized knowledge of both quantum mechanics and computer science, and implementing them on current quantum hardware is challenging due to the presence of errors and the number of qubits required, which has led to research into error correction, fault tolerance, and hardware optimization. Quantum algorithms are central to the promise of quantum computing, with potential applications in areas such as cryptography, logistics, finance, and medicine. Well-known examples include Shor's algorithm, which can factor large numbers efficiently, and Grover's algorithm, which accelerates search.

HORIZON QUANTUM | 43

GLOSSARY (CONTINUED)

Qubit (quantum bit) — A qubit is the basic unit of information in quantum computing, analogous to the bit in classical computing. While a classical bit can only take the value 0 or 1, a qubit can exist in a superposition, meaning it has some chance of being measured as either 0 or 1. Before measurement, these probabilities are captured in a mathematical description called a wave function. When measured, the wave function collapses and the qubit takes on a definite value of 0 or 1, producing classical information that can be used in computation. Qubits are typically realized using physical systems that exhibit quantum behavior, such as photons, electrons, trapped ions, or superconducting circuits. The space needed to describe the state of qubits grows exponentially as they are connected together.

Quantum mechanics — Quantum mechanics is a fundamental branch of physics that describes the behavior of matter and energy at the atomic and subatomic scale. It explains how particles can exist in multiple states at once (superposition), display both wave-like and particle-like properties, and share stronger correlations than exist in classical physics (entanglement). These rules differ sharply from the laws of classical physics and often feel counterintuitive compared with everyday experience, which makes them challenging to grasp, but it is by exploiting these uniquely quantum effects that quantum computing becomes possible.

Quantum processing unit (QPU) — A quantum processing unit (QPU) is a common industry term for the core of a quantum computer: a system made up of physical qubits and the apparatus used to control them, such as lasers, microwave generators, and other supporting electronics. A QPU is where the qubits reside and where computation takes place. It is often described as the "brain" of a quantum computer. Like the central processing unit (CPU) in a classical computer, a QPU requires significant supporting infrastructure — and the nature of that infrastructure can vary widely depending on the underlying hardware design.

Unlike CPUs, QPUs are not standardized in design. Different hardware modalities each bring their own strengths, weaknesses, and engineering challenges. QPU performance also lacks a single standardized metric. The first point of comparison is usually the number of qubits, but true capability is also shaped by other factors, including how reliably qubits maintain their quantum state over time, their connectivity, gate speeds, and error rates.

HORIZON QUANTUM | 44

GLOSSARY (CONTINUED)

Runtime environment — A runtime environment is the support system a program needs while it is running. It provides the behind-the-scenes services that allow code to execute smoothly, such as managing memory, handling input and output, and giving the program access to hardware resources like storage, networks, or displays.

The runtime environment does not translate high-level code into machine code — that's the role of a compiler, but it provides the setting necessary for that program to run once it has been translated. It supplies common functionality, such as garbage collection, system libraries, and error handling, so that programs don't need to re-implement those tasks themselves. In quantum computing, a quantum runtime environment plays a similar role by providing the infrastructure needed to let quantum programs run across different hardware backends. It often handles tasks such as scheduling, error mitigation, and integration with classical computing resources.

Superposition — In quantum mechanics, all quantum systems can be described as a combination of possible states, known as basis states. For a qubit, the basis states are zero and one. Unlike a classical bit, which can only exist as zero or one at a time, a qubit can exist in a superposition—a blend, or linear combination, of both states at once. In other words, the qubit is described by certain weights attached to zero and to one, which determine how likely the computation is to result in each outcome. When qubits are measured, they lose their superposition and collapse into either zero or one. Because measuring a qubit only gives one outcome at a time, quantum algorithms must be run many times to build up the full probability distribution if that is needed.

Superposition is a central feature of quantum computing and a major source of its potential for solving complex problems more efficiently than classical ones. It allows a quantum computer to process many possibilities at once, creating a kind of built-in parallelism that can yield exponential speedups for certain types of tasks. However, such information can only be accessed indirectly, through quantum interference, making the task of designing quantum algorithms particularly tricky.

Maintaining superposition is difficult: interaction with the surrounding environment can quickly destroy it, leaving the qubit in a simple classical state. This fragility makes error correction an essential step toward building practical quantum computers.

HORIZON QUANTUM | 45

GLOSSARY (CONTINUED)

Superconducting qubits — A superconducting qubit is implemented on specialized chip, typically made of silicon or sapphire, using microfabrication techniques similar to those used in classical processors. Superconducting qubits are tiny electrical circuits made from superconducting materials, which exhibit zero electrical resistance when cooled to millikelvin temperatures. This is drastically different from normal conductors, where electrons flow, collide with atoms and defects, and lose energy, creating electrical resistance

These tiny circuits typically include components called Josephson junctions, which are made by placing a very thin layer of insulating material between two superconducting materials. When electrons tunnel across this barrier at low temperatures, the circuit takes on discrete energy levels, meaning it can only occupy certain fixed-energy states, not a continuous range. With careful circuit design, the two lowest of these states can be isolated and used to encode a qubit's 0 and 1 states. Because they behave like atoms, superconducting qubits are often called artificial atoms.

Superconducting qubits are among the most widely developed hardware modalities because they can be manufactured using existing chip-making methods and execute operations quickly. However, they are difficult to scale due to the short lifetimes of their quantum states, the need for cooling to near absolute zero, and their sensitivity to fabrication errors. These errors, introduced during manufacturing, can affect the electrical circuits forming qubits, reducing their performance or reliability.

Trapped ions — In quantum computing, scientists use charged atomic particles (ions) as qubits by "trapping" them in a vacuum with an ion trap, which creates electromagnetic fields that confine the ions. Each ion serves as a qubit, with different electronic states corresponding to the 0 and 1 states. Using lasers, scientists cool the ions to near absolute zero to minimize their motion and precisely control their behavior. With lasers or microwave pulses, they manipulate the ions' internal states and interactions to perform quantum operations.

Trapped-ion systems have played a major role in demonstrating fundamental quantum algorithms and advancing quantum computing from theory to experiment. They offer advantages such as long qubit lifetimes (the ability to hold their quantum state for extended periods) and high-fidelity operations. However, scaling to large numbers of ions and integrating the supporting technology into compact, practical systems remain challenging.

HORIZON QUANTUM | 46

GLOSSARY (CONTINUED)

Turing-complete language — A Turing-complete language is a programming language that can be used to express any computation that any computer can perform, given enough time and memory. To be Turing complete, a language must support (or allow the construction of) basic features such as conditional branching (e.g. if/else statements), loops, and recursion. Most general-purpose programming languages, including Python, Java, and C, are Turing-complete. Languages and frameworks that only allow the expression of static circuits are not Turing-complete.

Appendix B: W h y Qua n tum Computing?

HORIZON QUANTUM | 48



Frequency wall
Transistor (1000s)
Single Thread Performance (SpecINT 1000s)
Frequency (MHz)
10⁸
10⁷
10⁶
10⁵
10⁴
10³
10²
10¹
10⁰
10⁻¹
1970
1980
1990
2000
2010
2020

Source: Modified from "50 Years of Microprocessor Trend Data", K. Rupp, https://github.com/karlrupp/microprocessor-trend-data

Classical computing is approaching the limits of Moore's Law

The improvement in classical microchips has followed Moore's Law for decades as **the number of transistors on a chip doubling about every 2 years,** resulting in exponential growth.

Although the number of transistors is still increasing, classical computing faces **increasing physical and technological challenges**. The growth of some other performance metrics has already slowed or stopped.

HORIZON QUANTUM | 49

Quantum changes the game, **it's time for Neven's Law**

Where Moore's Law predicts exponential growth in the capacity of conventional computers, Neven's Law suggests **double-exponential** growth for quantum computers due to a combination of exponential qubit growth over time and the increased in the difficulty of simulating quantum systems for each incremental qubit.



Academia
Google
IBM
Rigetti
Atom
QuEra
PsiQuantum
Roadmap
Known utility
Opportunity
No utility
Simulation Threshold
(assuming very low noise)
Google's
Sycamore
Processor
Qubit count
Computational branches explorable / approx. # of floating point ops to simulate
10^0
10^1
10^2
10^3
10^4
10^5
10^6
10^{300000}
10^{30000}
10^{3000}
10^{300}
10^{30}
10^3
10^0
1995
2000
2005
2010
2015
2020
2025
2030
2x every 5 years
2x every 8–9 months

Source: Neven's Law analysis diagram prepared by Horizon Quantum management for illustrative purposes.

HORIZON QUANTUM | 50

History may be rhyming

Progress in quantum applications appears to be mirroring the history of early classical computers


Classical
1940
Cryptanalysis of Enigma
1942
Fast Fourier Transform
1943
McCulloch-Pitts artificial neuron
1945
Merge sort
1946
Monte Carlo simulation
1947
Simplex algorithm
1952
Huffman coding
1953
Simulated annealing
1959
QR Factorisation
Dijkstra's algorithm
1940
1945
1950
1955
1960
Quantum
1994
Shor's factorisation algorithm
Quantum simulation algorithm
1995
Phase estimation algorithm
1996
Grover's search algorithm
1998
Quantum annealing
2000
Adiabatic optimisation
2001
Quantum fingerprinting
2003
Quantum sorting
2007
Triangle finding
2009
HHL linear systems algorithm
2014
QAOA
Quantum SVM and PCA algorithms
2017
Semi-definite programming algorithm
1995
2000
2005
2010
2015
Algorithm type:
Cryptanalysis
Simulation
Fourier methods
Graph algorithms
Sort & search
Optimisation
Compression
Matrix Methods
Machine learning

Source: Timeline prepared by Horizon Quantum management for illustrative purposes.

Appendix C: Risk F ac t o r s

HORIZON QUANTUM | 52

CERTAIN RISKS RELATED TO THE COMPANY AND ITS ANTICIPATED BUSINESS COMBINATION

All references to the "Company," "Horizon," "we," "us" or "our" below refer to the business of Horizon Quantum Computing Pte. Ltd. All references to "Holdco" in below refer to Horizon's business following its anticipated business combination with dMY Squared Technology Group, Inc. ("dMY"). The risks presented below are certain of the general risks related to the Company's business, industry and ownership structure and are not exhaustive. The list below is qualified in its entirety by disclosures contained in the future filings by the Company, or by third parties (including dMY) with respect to the Company or Holdco, with the United Stated Securities and Exchange Commission ("SEC"). these risks speak only as of the date of this presentation and we make no commitment to update such disclosure. The risks highlighted in future filings with the SEC may differ significantly from and will be more extensive than those presented below.

- We will require a significant amount of cash as we invest in ongoing research and development and business operations. Additionally, we may need additional capital sooner than anticipated to pursue our business objectives.
- We are in our very early stages and have a limited operating history, which makes it difficult to forecast the future results of our operations. It is also possible quantum computing might never become commercially viable or embraced.
- We have a history of operating losses and expects to incur significant expenses and continuing losses for the foreseeable future.
- If we cannot execute on our strategy, including due to changing customers, technologies and competitors our results of operations could be harmed.
- Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate. Even if the market in which we compete achieves its anticipated growth levels, our business could fail to grow at similar rates, if at all.
- We depend on advances in technology by other companies and academic institutions, if those advances do not materialize, some of our products may not be successfully commercialized.
- If we fail to effectively manage our growth, our business and results of operations could be harmed.

HORIZON QUANTUM | 53

CERTAIN RISKS RELATED TO THE COMPANY AND ITS ANTICIPATED BUSINESS COMBINATION (CONTINUED)

- If we fail to attract customers, including government entities and large enterprises, and retain and increase the spending of such customers over time, our revenue, business, results of operations, financial condition and growth prospects would be harmed.
- If we cannot maintain and enhance our brand or adequately commercialize our tools, our business, results of operations and financial condition could be harmed.
- We rely on third-party quantum hardware providers to deliver the compute necessary for our software to function. The pace of hardware development, including factors like qubit counts, error rates and availability, is outside of our control.
- We invest significantly in research and development, and to the extent our research and development investments do not translate into new capabilities or material enhancements to Triple Alpha, or any new platform we may create, or if we do not use those investments efficiently, our business and results of operations would be harmed.
- If we cannot maintain and enhance our brand or adequately commercialize our tools, our business, results of operations and financial condition could be harmed.
- Our business and growth are dependent on the success of our strategic relationships with third parties.
- We rely on third-party quantum hardware providers to deliver the compute necessary for our software to function. The pace of hardware development, including factors like qubit counts, error rates and availability, is outside of our control.
- We rely on a limited number of suppliers for the design and manufacturing of the quantum computing equipment that we use to provide our services. Supply chain disruptions or other restrictions on our access to our suppliers could delay our ability to deploy such equipment and could have a material adverse effect on our business, financial position and results of operations.
- If we are unable to install and maintain a functional quantum computer, we may incur substantial costs and damage to our reputation.

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CERTAIN RISKS RELATED TO THE COMPANY AND ITS ANTICIPATED BUSINESS COMBINATION (CONTINUED)

- The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, or if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.
- If quantum hardware providers prefer to offer their own proprietary software stacks, our ability to commercialize our products will be limited.
- We are highly dependent on our ability to attract and retain senior executive leadership and key employees, such as quantum physicists, software engineers and other key technical employees, who are critical to our success.
- The loss of Joseph Fitzsimons or Si-Hui Tan could harm our business.
- We may be adversely affected by unfavorable economic and market conditions, and geopolitical volatility.
- We are dependent on cloud providers.
- Real or perceived errors, failures or bugs in our products and services could materially and adversely affect our operating results, financial condition and growth prospects.
- We are required to comply with stringent, complex and evolving laws, rules, regulations and standards in many jurisdictions, as well as contractual obligations, relating to data privacy and security.
- We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.
- We may be unable to obtain, maintain and protect our intellectual property rights and proprietary information such as if the scope of patent protection obtained is not sufficiently broad.

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CERTAIN RISKS RELATED TO THE COMPANY AND ITS ANTICIPATED BUSINESS COMBINATION (CONTINUED)

- We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs.
- Singapore take-over laws contain provisions which may vary from those in other jurisdictions.
- Holdco's only significant asset will be its ownership of Horizon.
- Holdco will incur higher costs as a result of increased scrutiny associated with being a public company, and Holdco's management will be required to devote substantial time to public company responsibilities.
- Holdco's management team has limited experience managing and operating a U.S. public company.
- An active, liquid trading market for Holdco's securities may not develop.
- Investors may face difficulties enforcing foreign court judgments against Holdco.
- Holdco will be an emerging growth company, a foreign private issuer and a controlled company.
- Holdco's dual class share structure with different voting rights will limit investors' ability to influence corporate matters and could discourage others from pursuing change of control transactions.
- There can be no assurance that Holdco's ordinary shares will be approved for listing on Nasdaq or that Holdco will be able to comply with the continued listing rules of Nasdaq.
- The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an initial public offering and may create risks for Holdco's unaffiliated investors.
- Holdco may issue additional shares in the future resulting in dilution to other shareholders, and Holdco, dMY and Horizon may release portions of Holdco ordinary shares issued to Horizon shareholders from lock-up agreements.

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CERTAIN RISKS RELATED TO THE COMPANY AND ITS ANTICIPATED BUSINESS COMBINATION (CONTINUED)

Risks Related to dMY and the Business Combination

- dMY's securities were delisted from trading on the NYSE American exchange and are traded on the OTC Markets, which could limit investors' ability to make transactions in dMY's securities and subject dMY to additional trading restrictions.
- Neither dMY's board of directors nor any committee thereof obtained a third-party valuation or fairness opinion (or any similar report or appraisal) in determining whether or not to pursue the Business Combination. Consequently, you have no assurance from an independent source that the price dMY is paying for Horizon is fair to dMY — and, by extension, its securityholders — from a financial point of view.
- dMY's Sponsor and dMY's directors and officers and their affiliates have interests in the Proposed Transactions that are different from, or in addition to and/or in conflict with, those of dMY's shareholders generally.
- dMY's public shareholders will experience immediate dilution as a consequence of the issuance of Holdco securities as consideration in the Business Combination, Proposed PIPE Investment, and due to future issuances of equity awards to Horizon employees, directors, or consultants.
- The ability of dMY's public shareholders to exercise redemption rights with respect to a large number of dMY public shares could increase the probability that the Business Combination would be unsuccessful.
- There is no assurance that the Proposed PIPE Investment or any other additional financing will be completed.
- dMY may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed.
- The completion of the Business Combination is subject to certain closing conditions under the Business Combination Agreement, dated as of September 9, 2025, and any such conditions may not be satisfied on a timely basis, if at all.

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CERTAIN RISKS RELATED TO THE COMPANY AND ITS ANTICIPATED BUSINESS COMBINATION (CONTINUED)

Risks Related to the Proposed PIPE Investment

- There can be no assurance that dMY, Horizon and Holdco will be able to raise sufficient capital in the Proposed PIPE Investment to satisfy the minimum cash condition in the transaction.
- The Proposed PIPE Investment will only be consummated if the Business Combination closes, and the closing of the Business Combination is subject to a number of closing conditions, some of which will be outside of dMY's and Horizon's control.
- The securities to be issued in the Proposed PIPE Investment will not be registered with the SEC and, prior to such registration cannot be transferred or resold except in a transaction exempt from or not subject to the requirements of the Securities Act and applicable state securities laws.